UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                January 21, 2005

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)

        0-29798                                     23-1408659
        -------                                     ----------
 (Commission File Number)             (I.R.S. employer identification number)


    2530 Riva Road, Suite 201
    Annapolis, Maryland                                     21401
    -----------------                                       -----
(Address of principal executive office)                   (Zip code)


               Registrant's telephone number, including area code
                                 (410) 224-4415


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

(a) On January 21, 2005, CompuDyne Corporation ("CompuDyne")entered into a Transition Agreement (the "Transition Agreement") with Jon Lucynski and Norment Security Group, Inc. ("Norment"). Norment is a Delaware corporation and a wholly-owned subsidiary of CompuDyne. Jon Lucynski has served as Chief Executive Officer and President of Norment Security Group, and Chief Executive Officer of Norshield Corporation and Fiber SenSys, Inc., wholly-owned subsidiaries of CompuDyne.

     The Transition Agreement provides that Mr. Lucynski shall be employed by Norment until February 1, 2007 as the Director of Special Projects of Norment. His duties will include assisting in sales and marketing, mentoring and developing senior managers, administration, and supporting the transition of management.

     Mr. Lucynski will work full time and his current base annual salary will continue to be paid during the first three months of his employment term under the Transition Agreement. In each of the next six months, Mr. Lucynski will receive $21,242.75 and will be expected to work approximately 33 hours per week. In each of the final 15 months of his employment, Mr. Lucynski will receive $10,621.42 and will be expected to work between 10 and 12 hours per week. Hours that Mr. Lucynski works in excess of these limits will be compensated at a gross rate of $150 per hour or $1,500 per full day out of town.

     Mr. Lucynski shall also be entitled to receive certain incentive compensation and other benefits during the term of his employment as described in the Transition Agreement.

     The Transition Agreement also provides that Mr. Lucynski will be restricted by confidentiality, non-competition, non-solicitation and non-disparagement covenants for the duration of his employment by Norment and for a period of three years following termination. If Mr. Lucynski's employment is terminated by Norment for any reason other than cause, death or disability, then Mr. Lucynski will receive 100% of the compensation provided for in the Transition Agreement over the original term of the Transition Agreement.

     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) In connection with the execution of the Transition Agreement described in Item 1.01 above, Jon Lucynski resigned as Chief Executive Officer and President of Norment Security Group and Chief Executive Officer of Norshield Corporation and Fiber SenSys, Inc., and agreed on January 21, 2005 to resign as Director of Special Projects of Norment effective on February 1, 2007.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.                           Description
-----------                           -----------

10.1 Transition Agreement dated January 21, 2005 by and among CompuDyne Corporation, Norment Security Group, Inc. and Jon Lucynski



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SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date: January 26, 2005



                               COMPUDYNE CORPORATION



                               By: /s/ Geoffrey F. Feidelberg
                                   --------------------------
                                    Geoffrey F. Feidelberg
                               Its: Chief Financial Officer


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